CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this prospectus relating to the special dividend of limited partnership units of Brookfield Infrastructure Partners L.P. by Brookfield Asset Management Inc. and in the Registration Statement on Form 20-F of Brookfield Infrastructure Partners L.P. of our report dated June 8, 2007 relating to the consolidated financial statements of HQI Transelec S.A. for the year ended December 31, 2004, which appears in such prospectus and Registration Statement.
 October 11, 2007